UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2015

PINGTAN MARINE ENTERPRISE LTD.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-35192	n/a
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID Number)

18/F, Zhongshan Building A No. 154 Hudong Road Fuzhou, PRC	350001
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 86-10-6569-3988

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 9, 2015, Fujian Provincial Pingtan County Ocean Fishing Group Co., Ltd (“Pingtan Fishing”), a fully controlled operating subsidiary of Pingtan Marine Enterprise Ltd. (Nasdaq: PME) (the “Company”), entered into an Investment Agreement (the “Investment Agreement”) with China Agriculture Industry Development Fund Co., Ltd, (“China Agriculture”), pursuant to which China Agriculture will invest RMB 400 million (approximately US$64.0 million at current exchange rates) into Pingtan Fishing for an 8% equity interest in Pingtan Fishing (the “Investment”). In accordance with the terms and conditions of the Investment Agreement, China Agriculture is entitled to certain investor’s rights, including a right of first refusal and co-sale, and the right to nominate one director to the board of directors of Pingtan Fishing. The closing and funding of the Investment is expected to occur no later than February 13, 2015.

In conjunction with the execution of the Investment Agreement, the Company terminated its existing variable interest entity agreements, or VIEs, as permitted by the laws of the People’s Republic of China (the “VIE Termination”), pursuant to an Equity Transfer Agreement dated February 9, 2015 (the “Equity Transfer Agreement”), entered into by and among Ms. Honghong Zhuo, Mr. Zhiyang Lin (each a shareholder of Pingtan Fishing, together the “Shareholders”), Pingtan Fishing and Fujian Heyue Marine Fishing Development Co., Ltd. (“Fujian Heyue”), and an Agreement of Termination, entered into by and among Pingtan Guansheng Ocean Fishing Co., Ltd., a wholly-owned subsidiary of the Company (“WFOE”), Pingtan Fishing and the Shareholders.  Pursuant to the Equity Transfer Agreement, the Shareholders transferred 100% of their equity interest to Fujian Heyue. Fujian Heyue was established as a wholly-owned subsidiary of WFOE. This VIE Termination provides the Company with direct ownership of Pingtan Fishing through the WFOE rather than contractual ownership through the VIE structure.

Upon the VIE Termination and the closing of the Investment, China Agriculture will become the owner of 8% of Pingtan Fishing and Fujian Heyue will become the 92% equity owner of Pingtan Fishing.

The above description of the Investment Agreement, the Equity Transfer Agreement and the Agreement of Termination does not purport to be complete and is qualified in its entirety by reference to such agreements, the English translations of which are attached hereto as Exhibits 10.1,10.2 and 10.3 to this Current Report on Form 8-K.

Item 1.02 Termination of a Material Definitive Agreement.

The second paragraph of Item 1.01 is incorporated herein.

Item 8.01 Other Events.

On February 10, 2015, the Company issued a press release regarding the transactions disclosed under Item 1.01 and Item 1.02 above, a copy of which is furnished herewith as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number		Description

10.1		English translation of the Investment Agreement dated February 9, 2015, by and between Fujian Provincial Pingtan County Ocean Fishing Group Co., Ltd, China Agriculture Industry Development Fund Co., Ltd, Honghong Zhuo and Xinrong Zhuo

10.2	(a)	English translation of the Equity Transfer Agreement dated February 9, 2015, by and between Honghong Zhuo, Fujian Provincial Pingtan County Ocean Fishing Group Co., Ltd and Fujian Heyue Marine Fishing Development Co., Ltd.

	(b)	English translation of the Equity Transfer Agreement dated February 9, 2015, by and between Zhiyan Lin, Fujian Provincial Pingtan County Ocean Fishing Group Co., Ltd and Fujian Heyue Marine Fishing Development Co., Ltd.

10.3		English translation of the Agreement of Termination dated February 9, 2015, by and between Honghong Zhuo, Zhiyan Lin, Fujian Provincial Pingtan County Ocean Fishing Group Co., Ltd and Pingtan Guansheng Ocean Fishing Co., Ltd.

99.1		Press Release dated February 10, 2015

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereto duly authorized.

Dated:   February 13, 2015

Pingtan Marine Enterprise Ltd.

By:	/s/ Xinrong Zhuo
Name: Xinrong Zhuo
Title: Chief Executive Officer